Exhibit 99.1

First Industrial Realty Trust Closes $850 Million Unsecured Revolving Credit Facility and $200 Million Unsecured Term Loan

CHICAGO, March 18, 2025 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced it has closed an $850 million senior unsecured revolving credit facility. The facility amends and restates the Company's previous revolving credit facility and adds an additional $100 million of capacity.

The new revolving credit facility matures on March 16, 2029, with two six-month extension options at the Company’s discretion, subject to certain conditions. The facility provides for interest-only payments initially at an interest rate of SOFR plus 77.5 basis points based on the Company's current consolidated leverage ratio and credit ratings. Rates for the new facility no longer include the incremental 10 basis point SOFR adjustment that was part of the previous facility’s pricing structure. The facility also provides for a facility fee of 15 basis points and includes an accordion feature that allows First Industrial to increase the aggregate revolving borrowing capacity to $1 billion, subject to certain conditions.

Wells Fargo Securities, LLC, BofA Securities, Inc., PNC Capital Markets LLC and U.S. Bank National Association served as Joint Lead Arrangers and Joint Book Runners. Regions Capital Markets, JPMorgan Chase Bank, N.A., Royal Bank of Canada and Fifth Third Bank, National Association served as Joint Lead Arrangers, with Wells Fargo Bank, National Association as Administrative Agent and Bank of America, N.A., PNC Bank, National Association and U.S. Bank National Association as Co-Syndication Agents. Citibank, N.A. also participated in the new facility.

First Industrial also announced the refinancing of its $200 million unsecured term loan with an initial maturity date of March 17, 2028 with two one-year extension options at the Company’s discretion, subject to certain conditions. The term loan provides for interest-only payments initially at an interest rate of SOFR plus 85 basis points based on the Company’s current consolidated leverage ratio and credit ratings plus a SOFR adjustment of 10 basis points.

Wells Fargo Securities, LLC and PNC Capital Markets LLC served as the Joint Lead Arrangers and Joint Book Runners. Fifth Third Bank, National Association, Regions Capital Markets and BofA Securities, Inc. served as the Joint Lead Arrangers, with Wells Fargo Bank, National Association as Administrative Agent, and PNC Bank, National Association as Syndication Agent. U.S. Bank National Association and First Independence Bank also participated in the term loan.

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Given the strength of the Company’s key credit metrics, initial pricing for both the senior unsecured revolving credit facility and the unsecured term loan is based on the BBB+/Baa1/BBB+ credit ratings level, even though the Company’s current ratings are BBB/Baa2/BBB. This favorable pricing level will be maintained provided that the Company’s consolidated leverage ratio, as defined in the applicable agreements, remains less than 35.0%.

“These capital markets transactions support our long-term growth by providing us with expanded capacity and extend the maturity dates to 2030 if we were to exercise our extension options,” said Scott Musil, chief financial officer of First Industrial Realty Trust, Inc. “We thank our banking partners for their commitments and support.”

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. Our portfolio and new investments are concentrated in 15 target MSAs with an emphasis on supply-constrained, coastally oriented markets. In total, we own and have under development approximately 69.5 million square feet of industrial space as of December 31, 2024. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; our ability to identify, acquire, develop and/or manage

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properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems; potential natural disasters and other potentially catastrophic events such as acts of war and/or terrorism; technological developments, particularly those affecting supply chains and logistics; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described under the heading "Risk Factors" and elsewhere in our annual report on Form 10-K for the year ended December 31, 2024, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the Securities and Exchange Commission (the "SEC"). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

Contact: Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320